ELECTROPHARMACOLOGY, INC.

           EMPLOYEE NONDISCLOSURE, CONFIDENTIALITY AND NONCOMPETITION
                                    AGREEMENT

This Agreement (the "Agreement") is made between Electropharmacology, Inc., a Delaware Corporation including its Gemini Biotech Division (collectively the "Company") and Arup Sen (the "Employee").

                                    RECITALS


A. The Employee recognizes and agrees that the Company is and will be engaged in research, development, production or commercialization of products and technologies that are valuable assets of the Company. The Company is engaged in a very competitive business. Because of the nature of this business, the Company may be irreparably harmed by certain activities of the Employee. These activities include unauthorized disclosure of Company's confidential information, entering into a business, that competes with the Company, during or following the term of employment of the Employee by the Company, appropriating or diverting business or customers of the Company and inducing employees and/or independent contractors of the Company to leave the employment or engagement of the Company, all of which are in violation of the Employee. Employees may be able to do these unfair acts because of information which is learned and contacts which are made by the Employee while in the employment with the Company. Therefore, the Company desires to protect itself by requiring the Employee to agree to reasonable restrictions concerning certain of the Employee's activities during and after termination of employment with the Company. These restrictions are intended to prevent harm directly or indirectly to the Company (its directors, employees, independent contractors whose business or compensation depends upon the continuos success of the Company).

B.       The Employee understands and agrees that:

                  1. As part of his or her employment by the Company, the Employee is (or may be) expected to make or develop new contributions and/or Inventions, as further defined in Section 10 that are of value to the Company and that are intended to belong to the Company.
                  2. Employment by the Company creates a relationship of confidence and trust between the Employee and the Company with respect to any information applicable to the business of the Company.
                  3. The Company possesses and may acquire information, which has commercial value in the business in which the Company is engaged. All such information is hereinafter called "Proprietary Information". By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, designs, concepts, know-how, improvements, proposals, Inventions (as further defined herein below) whether patentable or not, techniques, marketing plans, strategies, forecasts, financial and cost information and customer lists.

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                                A G R E E M E N T

         NOW THEREFORE, in consideration of the foregoing and of the Employee's employment or continued employment by the Company, as the case may be, and the compensation or other benefits received by the Employee from the Company during the course of such employment, the Employee hereby agrees as follows:

         1. For purposes of this Agreement, the business of the Company shall be deemed to be the design, development and commercialization of (i) drugs or diagnostics based on amino acids or nucleosides and (ii) drug delivery or tissue repair by electromagnetic signals or mild electric currents. The business as described herein may be amended by the Company based on licensing, acquisitions and other transactions by the Company relating to technologies, products or businesses.

         2. The Employee agrees that while employed by the Company, the Employee will not engage in any other employment or business, which would interfere with performance of the Employee's duties to the Company.

         3. The Employee agrees not to take any steps preliminary or otherwise to set up or engage in any business enterprise that would be in competition with the Company's business until after termination of employment with the Company. The restriction in this section shall include, but not be limited to, plans to set up, establish or engage in a business enterprise in competition with the Company and plans to seek or accept employment from anyone in competition with the Company.

         4. Employee agrees to inform the Company of any business opportunities relating to the business of the Company, which comes to the attention of the Employee.

         5. The Employee agrees that during the period of his or her employment under this Agreement and for a period of one (1) year after termination of his or her employment with the company for any reason, he or she shall not directly or indirectly own, manage, operate, control, be employed by, be a shareholder of, be a director of, be an officer of, participant in, contract with or be connected in any capacity or any manner with any business that directly or indirectly (whether through related companies or otherwise) competes with the Company's business in any state in the U.S. or any province or prefecture, as the case may be, in a foreign country with the Company.

         6. The Employee agrees that during the period of his employment under this Agreement and for a period of one (1) year following the termination of his employment with the Company for any reason, he or she shall not supervise, manage, hire, cause to be hired or otherwise induce any employee or independent contractor of the Company to leave the employment of the Company.

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         7.       The Employee agrees that during the period of his or her
                  employment and for a period of one (1) year after termination of his or her employment with the Company for any reason, he or she shall not appropriate, divert or assist another to appropriate or divert any business or customer away from the Company or attempt to do any of the foregoing.

         8. The Employee agrees that all Proprietary Information is the sole property of the Company and the Company is the sole owner of all intellectual property rights related thereto. The Employee hereby assigns to the Company all rights the Employee may have in such Proprietary Information. At all times, both during employment by the Company and after any termination, the Employee will keep in confidence any and all Proprietary Information, and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Employee's duties for the Company.

         9. In the event of a termination of employment, for any reason, the Employee will immediately deliver to the Company all documents and data of any nature pertaining to work with the Company and Proprietary Information and all copies thereof which the Employee has in his or her possession and the Employee will not take any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

         10. The Employee shall promptly disclose to the Company any and all improvements, inventions, whether or not patentable, formulas, processes, techniques, know-how, and data, made or conceived or reduced to practice or learned by the Employee, either alone, or jointly with others, during and prior to the period of the Employee's employment with the Company, including but not limited to, any and all such inventions made or acquired by Delargen or Gemini Biotech, Ltd. All such improvements, inventions, formulas, processes, techniques, know-how and data are hereinafter referred to as "Inventions".

         11. The Employee agrees that all Inventions shall be the sole property of the Company, and the Company shall be the sole owner of all intellectual property rights related thereto. The Employee hereby assigns to the Company all of the Employee's rights, title and interest in and to all Inventions. The Employee further agrees as to all such Inventions to assist the Company in every proper way (at the Company's expense) to obtain, and from time to time enforce, rights to the Inventions. Employee agrees to render such assistance even if and after his or her employment should terminate.

         12.      (a)      The Employee represents that performance of all the
                           terms of this Agreement and/or employment by the Company does not, and will not breach any agreement with any other person or entity, including, without limitation, any agreement to keep in confidence proprietary information of third parties acquired by the Employee in confidence or in trust prior to employment by the Company. The Employee

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                           has not brought and will not bring to the Company, or
                           use in the performance of his/her responsibilities at the Company any materials or documents of a former employer that are not generally available to the public. The Employee also agrees that, in connection with his or her employment with the Company, the Employee is not to breach any obligation of confidentiality that the Employee has to former employers.

                  (b) The Employee is not a party to or otherwise bound by an agreement or arrangement, or subject to any judgment, decree or order of any court or administrative agency, (i) that would conflict with the Employee's obligation to diligently promote and further the interest of the Company, or (ii) that would conflict with the Company's business as now conducted or as proposed to be conducted.

         13.      (a)      This Agreement shall be effective as of the
                           earlier of the first day the Employee is employed by the Company or date of execution of this Agreement.

                  (b) This Agreement shall be binding upon the Employee, the Employee's spouse, heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors, and assigns.

                  (c) This Agreement shall be construed under and according to the laws of the State of Florida. In the event of any dispute arising out of this Agreement, the prevailing party will be entitled to its reasonable attorneys' fees.

                  (d) The parties agree that in the event of Employee's breach of Employee's obligations, Employer would be irreparably damaged, and therefore, in addition to, other remedies available to Employer, the Employer shall be entitled to injunctive relief against Employee, provided, however, that at the request of the Company, such dispute shall be resolved in accordance with the commercial arbitration rules of the American Arbitration Association by binding arbitration held in Gainesville, Florida.

                  (e) In the event that any provision hereof shall be determined by any court of competent jurisdiction to be unenforceable or otherwise invalid as written, the same shall be enforced and validated in a re-written form permitted by the applicable law. The provisions hereof are severable and the unenforceability or invalidity of any provision hereof shall not affect the remainder of the provisions of this agreement. Furthermore, the unenforceability or invalidity of any provision in one jurisdiction shall not affect the enforceability or validity of such provision in any other jurisdiction.

                  (f) Nothing herein shall obligate the Company to continue to retain the Employee in the Company's employment or limit or impair the Company's ability to terminate the employment of the Employee at will with or without cause for any reason. The Employee is an employee at will.

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

                  (g) In the event of a violation of this Agreement, if the Employee is prevented by a court from committing any further violation, whether by a temporary restraining order, injunction or otherwise, the time periods set forth in this Agreement shall be computed by commencing the periods on the date of the applicable court order and continuing them from that date for the full period provided.

                  (h) The Employee shall have the right to request a waiver of all or part of the restrictions contained in this Agreement by providing the Company with a written statement containing all relevant details. The Company may, in its sole discretion, waive all or part of the restrictions contained in this Agreement on such terms and conditions, and to such extent, as it, in its sole discretion, deems appropriate. Such waiver must be in writing.

                  (i) For one (1) year following the termination of this Agreement for any reason, the Employee agrees to show this Agreement to any person or entity before he directly or indirectly owns, manages, operates, controls, becomes employed by, becomes a shareholder of, becomes a director of, becomes an officer of, participates in, contracts with or becomes connected in any capacity or in any manner with such person or entity.

AGREED TO and ACCEPTED this 24th day of August, 1998.


EMPLOYEE:                                      ELECTROPHARMACOLOGY, INC.

By:        /s/ Arup Sen                        By:    /s/ David Saloff
   ------------------------------                  -----------------------------
                                               Title:   Vice President
                                                   -----------------------------
   ______________________________              _________________________________
           (Witness)                                         (Witness)



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